UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

OF SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of The Securities Exchange Act of 1934

The Engraving Masters, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-5543728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3717 W. Woodside
Spokane, WA	99208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 599-2728

Securities to be registered under Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered under Section 12(g) of the Act:
Common Stock
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

Forward-Looking Statements

Except for statements of historical fact, certain information described in this document contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would” or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information.  The Engraving Masters, Inc., believes that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control.  Further, we urge you to be cautious of the forward-looking statements which are contained in this Form 10 because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed below in the section captioned “Risk Factors” within Item 1A, “Description of Business,” as well as other cautionary language in this Form 10, describe such risks, uncertainties and events that may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of the events described as risk factors could have a material adverse effect on our business, results of operations and financial position.

Item 1.  Business

Business Development and Summary

The Engraving Masters, Inc. was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on September 11, 2006.  We are authorized to issue up to 200,000,000 shares of no par value common stock.  To date, we have issued an aggregate of 7,630,000 shares of our common stock to 26 shareholders of record.  We have had limited operations and are considered a development stage company.  Since our inception through December 31, 2007, we did not generate any revenues and incurred a net loss of $11,759.  Since our formation, our operations have been devoted primarily to startup and development activities.

In January 2007, we entered into a Procurement Agreement with The Engravers, Inc., an engraving company founded in 1982 in Spokane, Washington, which is owned and operated by the family of our officers and directors.  This Agreement provides us with access to the inventory, engraving equipment and facilities and expertise of The Engravers.  We will not maintain any inventory.  All items that will be listed on our proposed website will be acquired from the inventory of The Engravers, and are expected to be available on a just-in-time basis.  When we receive an order, an order for the merchandise and engraving services will be placed concurrently with The Engravers, who will fulfill the order with their saleable inventory and engraved by their engraving equipment and personnel.  We will not hire any engraving employees and will not own any capital equipment.  Pursuant to the Procurement Agreement, all products purchased from The Engravers will be acquired at the wholesale cost of the item, calculated as the cost of the inventory, engraving costs, freight in and freight out.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Business of Issuer

Principal Products and Principal Markets

We are an online retailer of engraved products and awards, consisting of trophies, plaques, medals, statuettes and other recognition awards capable of being engraved with various congratulatory or personal phrases, for the purpose of recognizing achievements in sports, academics or other celebrations.  We have reserved the domain www.TheEngravingMasters.com, which will serve as our base of operations and the sole method through which sales will be initiated and realized.  Currently, the site is in development and has not been published.  Once the website is enabled as a sales channel, it will be expected to serve as our sole method of generating sales.  Resultantly, until the website is published, we will be unable to begin to generate revenues.

Our management believes that the best method for us to compete with online companies is to access the inventory and facilities of an established brick and mortar partner.  Resultantly, we have entered into a Procurement Agreement with The Engravers, a related-party engraving company founded in 1982 and serving the Spokane, Washington region, whereby we will not incur the significant inventory and overhead investments that many of our competitors do.  We will not carry any inventory of our own, nor will we own any engraving equipment or supplies.

Once we establish our website, customers will be able to view a selection of products available for sale.  Customers will also be able to consider engraving options, such as font styles and sizes.  Upon receiving an order online, we will confirm the accuracy of the order with the customer, then notify The Engravers of the items to be removed from The Engravers’ inventory and the engraving work to be done.  We will maintain no inventory and will outsource all engraving work to The Engravers.  We will rely solely upon The Engravers for all inventory and engraving services; thus we will maintain no inventory and will not own any engraving machinery or equipment.

Distribution Methods of the Products

We expect to use general parcel and postal services as our distribution methods to fulfill customer orders.  Such services include, without limitation, United Parcel Service, DHL, Federal Express and the United States Postal Service.

Industry background and competition

The market for engraving services and recognition awards in the United States is highly competitive and severely fragmented.  Our management believes there are moderate barriers to entry, including relatively high start-up costs for engraving equipment and inventory.  In the Spokane, Washington area, there are approximately three engraving companies, including The Engraver, with which we have a Procurement Agreement, listed in the Yellow Pages, all of which have only a local or regional presence.  To our knowledge, Things Remembered is the largest engraving company with a nationally recognized brand and physical presence.  There are also a number of regional engraving companies supplementing their business via the Internet.  A simple web search retrieves approximately 854,000 references for the phrase “engraving companies.”

Our management believes that most of our competitors are larger and have greater financial, technical, marketing and other resources, significantly greater name recognition and more traffic to their web sites.  Competition depends to a large extent on clients' perception of the quality of the award products and engraving services we provide in comparison to those of our competitors.  To the extent we lose clients to our competitors because of dissatisfaction with our products and services, or if our reputation is adversely impacted for any other reason, our ability to attract customers, and there for our ability to generate revenues, will be reduced.

Principal suppliers

We will not directly procure any raw materials, nor will we produce or engrave any of the products we intend to sell.  In accordance with our Procurement Agreement, all orders we receive will be fulfilled by The Engravers from start to finish.  We will not maintain any inventory and we will not perform any engraving services.  As a result, The Engravers are our sole method of completing customer orders.  We have no alternate supply sources.  Our business would be seriously harmed if our relationship with The Engravers were terminated or if we were unable to obtain sufficient quantities of merchandise on acceptable terms from The Engravers.  Additionally, we may be unable to establish alternative sources of supply to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us.  If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose potential sales.

Need for any government approval of principal products or services

We are not aware of any need for us to obtain government approval for the products we plan to sell.

Employees

We presently have no employees.  Instead, we presently rely on the efforts of David Uddman and Jolene Uddman, our executive officers.  We believe that our operations are currently on a small scale that is manageable by these individuals on a part-time basis.

Reports to Security Holders

(1)

We will furnish shareholders with annual financial reports certified by our independent registered public accountants.

(2)

We intend to become a reporting issuer with the Securities and Exchange Commission.  We will file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended as required to maintain the fully reporting status.

(3)

You may read and copy any materials The Engraving Masters will file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site (http://www.sec.gov).

Item 1A.  Risk Factors

Our officers and directors work for us on a part-time basis.  As a result, we may be unable to develop our business and manage our public reporting requirements.

Our operations depend on the efforts of David Uddman, our President and director, and Jolene Uddman, our Secretary, Treasurer and director.  Neither Mr. nor Mrs. Uddman has experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to develop and manage our business.  We cannot guarantee you that we will overcome any such obstacle.

Both Mr. and Mrs. Uddman are involved in other business opportunities and may face a conflict in selecting between The Engraving Masters and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose either or both Mr. and Mrs. Uddman to other pursuits without a sufficient warning we may, consequently, go out of business.

Investors may lose their entire investment if we fail to implement our business plan.

The Engraving Masters, Inc. was formed in September 2006.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  The Engraving Masters cannot guarantee that we will be successful in executing our proposed engraving services and merchandising business.  To date, we have not generated any revenues, have not purchased any inventory, have not developed a marketing plan and expect to incur losses for the foreseeable future.  If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

We have yet to commence our planned merchandising operations.  As of the date of this registration statement, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in this registration statement.  If our business fails, the investors in this offering may face a complete loss of their investment.

Investors will have limited control over decision-making because principal stockholders, officers and directors of The Engraving Masters controls the majority of our issued and outstanding common stock.

David Uddman, an executive officer, employee and director, beneficially owns 78.64% of our issued and outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions that require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

The Engraving Masters may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources.  To date, we have not generated cash from our operations.  Unless we begin to generate sufficient revenues from our proposed business objective of selling engraved products and awards to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, The Engraving Masters may fail to implement its business model profitably.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors have longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and preferred vendor pricing.  There can be no assurance that our current or potential competitors will not stock comparable or superior products to those to we expect to offer.  Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not commenced our planned business of selling engraved recognition awards and do not have any sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

We may not be able to generate sales because consumers may choose not to shop online.

We may not be able to attract potential customers who shop in traditional retail stores to shop on our proposed web site.  Furthermore, we may incur significantly higher and more sustained advertising and promotional expenditures than anticipated to attract online shoppers and to convert those shoppers into purchasing customers.  As a result, we may not be able to achieve profitability, and even if we are successful at attracting online customers, we expect it could take several years to build a substantial customer base.  Specific factors that could prevent widespread customer acceptance of our e-commerce solution include:

1.

Customer concerns about buying products without physically viewing or handling them;

2.

Customer concerns about the security of online transactions and the privacy of their personal information; and

3.

Difficulties in returning or exchanging items purchased through the website.

The Engraving Masters may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of David Uddman, our President and director, and Jolene Uddman, our Secretary, Treasurer and director.  We have no other full- or part-time employees besides these individuals.  Furthermore, we do not maintain key man life insurance on either of these two individuals.  Without employment contracts, we may lose either or both of our officers and directors to other pursuits without a sufficient warning and, consequently, go out of business.

Both Mr. and Mrs. Uddman are involved in other business opportunities and may face a conflict in selecting between The Engraving Masters and their other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose either or both Mr. and Mrs. Uddman to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Item 2.  Financial Information

Summary Financial Information

The summary financial data are derived from the historical financial statements of The Engraving Masters, Inc.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

December 31, 2007
ASSETS

Assets
Cash and equivalents	$30,736
Total assets	$30,736

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$120
Total liabilities	120

Stockholders’ equity
Common stock	7,630
Additional paid-in capital	34,745
(Deficit) accumulated during development stage	(11,759)
Total stockholders’ equity	30,616

Total liabilities and stockholders’ (deficit)	$30,736

Statements of Operations Data

	For the years ended		September 11, 2006
	December 31,		(Inception) to
	2007	2006	December 31, 2007

Revenue	$-	$-	$-

Expenses:
General and administrative expenses	8,297	3,462	11,759
Total expenses	8,297	3,462	11,759

Net (loss)	$(8,297)	$(3,462)	$(11,759)

Net (loss) per share – basic and fully diluted	$(0.00)	$(0.00)

Management’s Discussion and Analysis or Plan of Operation

Management’s Discussion

We were incorporated in the State of Nevada on September 11, 2006.  We are a startup company with limited operations and no contract employees.  In our initial operating period from inception to December 31, 2007, we did not generate any revenues, while incurring a cumulative net loss of $11,759 for the period.  The cumulative net loss was attributable to general and administrative expenses related to the costs of start-up operations and depreciation expense.

Since our inception, our efforts have focused primarily on the development and implementation of our business plan, which include the following activities:

1.

Formation of the company and obtaining start-up capital;

2.

Obtaining capital through sales of our common stock;

3.

Developing our corporate hierarchy, including naming directors to our board, appointing our executive officers and setting forth a business plan;

4.

Entering a Procurement Agreement with a supplier; and

5.

Reserving a domain name at http://www.theengravingmasters.com.

We are an early stage company with limited operations.  In our initial operating period from inception to December 31, 2007, we generated no revenues, while incurring $11,759 in expenses incurred in pursuit of our business objectives.  This resulted in a cumulative net loss of $11,759 for the period, which was attributable to general and administrative expenses related to the costs of start-up operations.  Our start-up costs from inception to December 31, 2007 include the following:

Account	Amount

General and administrative:
(office supplies, utilities, bank service fees, office expenses, etc.)	$ 8,709
Accounting fees	$ 3,050

No development related expenses have been or will be paid to our affiliates.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.  If our business fails, our investors may face a complete loss of their investment.

At the time of incorporation, we had limited to no operations and no funds with which to finance our operations.  In consideration of this dilemma, our former sole officer and director sought investment from third-parties.  As a result, since our incorporation, we have raised capital through private sales of our common equity, as follows:

1.

On October 5, 2006, we issued 6,000,000 shares of our common stock to David Uddman, an officer and director, in exchange for cash in the amount of $10,000.

2.

In October 2007, we sold an aggregate of 1,630,000 shares of our common stock in an offering made under Regulation D, Rule 504 to 25 individuals, for cash in the amount of $32,600.  Prior to, and up to the time of this offering, our operations were minimal and limited to forming our corporate identity, obtaining seed capital through sales of our equity, establishing our corporate hierarchy and began pursuit of our primary business plan.

Generating sales in the next six to 12 months is important to support our business.  Unfortunately, we cannot guarantee that we will generate such growth.  As of December 31, 2007, we had $30,736 of cash on hand, which our management believes these funds are sufficient to implement our planned strategies and establish a base of operations over the next 12 months.  However, if our expenses are greater than anticipated and we do not generate sufficient cash flow to support our operations over the next nine to 12 months, we may need to raise further capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our sole officer and director does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We do not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and directors appears sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by these two individuals.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

As of December 31, 2007, we had $30,736 of cash on hand.  We believe that these funds will be sufficient to satisfy our start-up and operating requirements for the next 12 months.  The table below sets forth the anticipated use of funds for the elements of our business plan that constitute top priorities and the amount expended as of December 31, 2007:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

Accounting fees	$8,000	$ 1,000	Quarterly
Advertising and marketing	$6,000	$ 0	May 2008
Legal and professional fees	$3,000	$ 4,260	Use as needed
Office equipment	$4,000	$ 0	Use as needed
Office supplies	$1,500	$ 0	Ongoing
Website development and maintenance	$4,000	$ 0	February 2008
Working capital	$6,100	$ 267	Ongoing

As of the date of this registration statement we are a development stage company with no revenues and a limited operational history.  Our business goal is to become an online retailer of personalized engraving services.  We have not yet published our web page, and therefore do not have any revenue generating capabilities at this time.  Our management has identified two key operational objectives as critical success factors in order for us to continue as a realize revenues in an effort to become a going concern:

1.

Establish our Internet presence:  We intend to operate solely as an online company.  All sales are expected to be realized through our proposed web site.  Without an Internet presence, we will be unable to generate any revenues.  Therefore, we believe that developing a website is imperative in executing our proposed business.  We have reserved the domain name www.TheEngravingMasters.com.  The site is not currently operations and we are working to develop content for the web site.  We have budgeted approximately $4,000 toward establishing a working version of our website during the second quarter of 2008.  Our management expects to refine and improve the site as our capital permits and our operations warrant.

2.

Develop and implement an Internet marketing strategy:  Within three months after publishing out Internet site, our management plans to develop and implement a promotional strategy to generate awareness of our brand and proposed products, as well as drive traffic to our proposed web site.  Our current plan is to utilize search engine placement and keyword submission optimization services to increase the visibility of our website.  Our management estimates our budget for these advertising methods is approximately $500 per month, over the twelve months following implementation.  However, we continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.  To date, we have not developed or implemented any marketing strategy.

In addition, we expect to incur approximately $11,000 in accounting, legal and professional expenses related to being a public reporting company over the next 12 months.  Although our officers and directors have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.  Our officers and directors recognize that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understand the resultant increased costs of being a public reporting company.

We cannot predict the stability of current or projected overhead or that we will generate sufficient revenues to maintain our operations without the need for additional capital.  If we do not generate sufficient cash flow to support our operations over the next 12 months, or if our overhead increases substantially, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

As of the date of the registration statement, we have no plans to perform any product research and development in the near term.  There are no expected purchases of plant or significant equipment.  Also, there are no plans to hire additional personnel in the near term.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Item 3.  Properties

We use office space at 3717 W. Woodside, Spokane, Washington 99208.  Our officers, David and Jolene Uddman, provide the office space at no charge to us.  We believe that this arrangement is suitable given that our current operations are primarily administrative.

We believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this registration statement with respect to the beneficial ownership of our common stock by any person (including any "group") who is known to us to be the beneficial owner of more than five percent of any class of our voting securities:

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class Before Offering

Common	David Uddman, President and Director	6,000,000	78.64%

	All Directors and Officers as a group (1 person)	6,000,000	78.64%

Notes:

(1)  The address of each executive officer and director is c/o The Engraving Masters, Inc., 3717 W. Woodside, Spokane, WA 99208.

(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

Item 5.  Directors and Executive Officers

Directors and Executive Officers, Promoters and Control Persons

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of The Engraving Masters, Inc. as of the date of this Registration statement:

Name	Position	Period of Service(1)

David A. Uddman (2)	President and Director	September 2007 - 2008

Jolene M. Uddman (2)	Secretary, Treasurer and Director	September 2007 - 2008

Notes:

(1)  Our directors will hold office until the next annual meeting of the stockholders, which shall be held in September of 2008, and until successors have been elected and qualified.  Our officers were appointed by our directors and will hold office until he or she resigns or is removed from office.

(2)  Both Mr. Uddman and Mrs. Uddman have obligations to entities other than The Engraving Masters, Inc.  We plan to rely exclusively on the services of both Mr. and Mrs. Uddman to set up our business operations.  Mr. and Mrs. Uddman currently work for us on a part-time basis and expect to devote approximately 10-20 hours per week to our business.  Both Mr. and Mrs. Uddman are prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.

David A. Uddman, President, Chief Executive Officer and Director:  David Uddman has been a laser, computer, and pantograph engraver for approximately 25 years.  He specializes in corporate awards and plaques, as well as nametags and trophies and is proficient in working with many varied engraving mediums. Mr. Uddman is also proficient in many engraving software programs, including E-Machine and Coral Draw.  From 1982 to the present, Mr. Uddman has been employed as an engraving specialist at his family’s business, The Engraver, Inc.

Jolene M. Uddman, Secretary, Treasurer and Director:  From 2003 to the present, Jolene Uddman was employed by the Make-A-Wish Foundation, providing office support and managing volunteer files.  Mrs. Uddman has also been employed by the family engraving business, The Engraver, Inc., where she was the office manger.  Her responsibilities included maintaining accounts payable and receivable, preparing weekly payroll and monthly payroll taxes, managing customer accounts, and assisting with customer orders.  From 1985 to 1988, Mrs. Uddman attended Spokane Community College in Spokane, Washington in pursuit of  an Associates Degree as an Executive Secretary.  From 1988 to 1989, she attended Trend College in Spokane, Washington, where she studied Computerized Information Processing.

Family Relationships

David Uddman and Jolene Uddman are married.

Involvement in Certain Legal Proceedings

No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against any director, officer, significant employee, or consultant of The Engraving Masters, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

No director, officer, significant employee, or consultant of The Engraving Masters has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of The Engraving Masters has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of The Engraving Masters has been convicted of violating a federal or state securities or commodities law.

No director, officer, significant employee, or consultant of The Engraving Masters has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

No director, officer, significant employee, or consultant of The Engraving Masters has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Item 6.  Executive Compensation

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen -sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen -sation ($)

David Uddman	2007	0	0	0	0	0	0	0
President	2006	0	0	0	0	0	0	0

Jolene Uddma	2007	0	0	0	0	0	0	0
Secretary, Treasurer	2006	0	0	0	0	0	0	0

Directors’ Compensation

We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Employment Contracts and Officers’ Compensation

Since our incorporation on September 11, 2006, no compensation has been paid to our officers.  We do not have employment agreements with any of our officers, directors of employees.  Any future compensation to be paid to these individuals will be determined by the Board of Directors, and employment agreements will be executed.  We do not currently have plans to pay any compensation to our officers or directors until such time as our cash flow is positive.

Stock Option Plan and Other Long-term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

On October 5, 2006, we issued 6,000,000 shares of our $0.001 par value common stock as founders’ shares to David Uddman, our President and a director, in exchange for cash in the amount of $10,000.

We use office space at 3717 W. Woodside, Spokane, Washington 99208.  Mr. and Mrs. Uddman, our directors and officers, are providing the office space at no charge to us.  We believe that this arrangement is suitable given that our current operations are primarily administrative.

On January 12, 2007, we entered into a Procurement Agreement with The Engravers, Inc., an engraving company in Spokane, Washington owned and operated by the family of our officers and directors. Through the Agreement, we will have access to the inventory and engraving equipment owned by The Engravers.  In accordance with the Agreement, all items and services sold via our proposed website will be acquired and provided by The Engravers.  We will not hire any engraving employees and will not own any capital equipment.  Pursuant to the Procurement Agreement, all products purchased from The Engravers will be acquired at the wholesale cost of the item, calculated as the cost of the inventory, engraving costs, freight in and freight out.

Item 8.  Legal Proceedings

No director, officer, significant employee, or consultant of The Engraving Masters has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of The Engraving Masters has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of The Engraving Masters has been convicted of violating a federal or state securities or commodities law.

We are not a party to any pending legal proceedings.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Shares Available Under Rule 144

There are currently 6,000,000 shares of common stock that are considered restricted securities under Rule 144 of the Securities Act of 1933.  All 6,000,000 shares are held by David Uddman, an affiliates, as that term is defined in Rule 144(a)(1).  In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

At the present time, the resale or transfer of the restricted shares of Common Stock are permissible in limited quantities pursuant to Rule 144(e)(1) with notification compliant with Rule 144(h).

Our sole officer and director, possessing approximately 79% of our voting common stock, controls significantly all of our activities and thus, may affect the determination of whether dividends are paid on to our stockholders.

Holders

As of the date of this prospectus, we have 7,630,000 shares of $0.001 par value common stock issued and outstanding held by 26 shareholders of record.  Our transfer agent is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, AZ 85251, phone (480) 481-3940.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of our sole director and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Securities authorized for issuance under equity compensation plans

As of the date of this registration statement, there are no securities authorized for issuance by us under equity compensation plans.

Item 10.  Recent Sales of Unregistered Securities

Sales conducted under an exemption from registration provided under Section 4(2)

On October 5, 2006, we issued 6,000,000 shares of our common stock to David Uddman, an officer and director, as founders’ shares in exchange for cash in the amount of $10,000.  We believe that this transaction is exempt from the registration provisions of Section 5 of the Securities Act as such exemption is provided under Section 4(2) because:

1.

This issuances did not involve underwriters, underwriting discounts or commissions;

2.

Restrictive legends were placed on all certificates issued;

3.

The distribution did not involve general solicitation or advertising; and

The distributions were made only to insiders, accredited investors or investors who were sophisticated enough to evaluate the risks of the investment.  Mr. Uddman was given access to all information about our business and the opportunity to ask questions and receive answers about our business prior to making any investment decision.

On the basis of the above facts we claim that the issuances of a total of 6,000,000 shares of its Common Stock in October 2006 qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Sales conducted under Regulation D

In October 2007, we completed an offering of shares common stock in accordance with Regulation D, Rule 504 of the Securities Act, registered by qualification in the State of Nevada, whereby we sold 1,630,000 shares of common stock, par value, at a price of $0.05 per share to 25 non-affiliated investors.  All investors were, at the time of purchase, residents of the State of Nevada.

This offering was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, in accordance with Regulation D, Rule 504 of the Act.  In addition, this offering was underwritten on a best efforts basis.  In regards to the offering closed in October 2007, listed below are the factual circumstances which support the availability of Rule 504:

1.

At the time of the offering, we were not subject to the reporting requirements of section 13 or section 15(d) of the Exchange Act.  Further, we are not now, nor were we at the time of the offering, considered to be an investment company.  Finally, since inception, we have pursued a specific business plan, and continue to do so.

2.

We were issued a permit to sell securities by the State of Nevada, pursuant to our application for registration by qualification of offering of our common stock in that state.  The application for registration by qualification was filed pursuant to the provisions of NRS 90.490, which requires the public filing and delivery to investors of a substantive disclosure document before sale.  In October 2007, we completed an offering of shares of common stock pursuant to Regulation D, Rule 504 of the Securities Act of 1933, as amended, and the registration by qualification of said offering in the State of Nevada, whereby we sold 1,630,000 shares of our common stock to a total of 25 shareholders.  One of these purchasers is our sole officer and director, although at the time of purchase, he was not.  The entire offering was conducted exclusively in the State of Nevada, pursuant to the permit issued by the State of Nevada.

3.

The aggregate offering price for the offering closed in October 2007 was $32,600, all of which was collected from the offering.

Item 11.  Description of Registrant’s Securities to be Registered

Description of Securities

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share.  As of December 31, 2007, we had 7,630,000 shares of common stock outstanding.  The following summary discusses all of the material terms of the provisions of our common stock as set forth in our "Articles of Incorporation" and bylaws.

Common Stock

As a holder of our common stock:

1.

You have equal rights to dividends from funds legally available, ratably, when as and if declared by our Board of Directors;

2.

You are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

3.

You do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;

4.

You are entitled to 1 vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholders; and

5.

Additionally, there is no cumulative voting for the election of directors.

Anti-Takeover Provisions

Our charter and by-laws allow us to authorize the creation and issuance of preferred or common stock with designations and rights that our Board of Directors may determine at their discretion to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of our company.

Additionally, the anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Revised Statutes apply to The Engraving Masters.  The Nevada law prohibits us from merging with or selling our company or more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired our shares, unless the transaction is approved by our Board of Directors.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity.  These provisions could delay, defer or prevent a change in control of our company.  Our articles and by-laws do not contain similar provisions.

Item 12.  Indemnification of Directors and Officers

Pursuant to the provisions of NRS 78.751, we shall indemnify our directors, officers and employees as follows: Every director, officer, or employee of The Engraving Masters shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of The Engraving Masters or is or was serving at the request of The Engraving Masters as a director, officer, employee or agent of The Engraving Masters, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of The Engraving Masters.  The Engraving Masters shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of The Engraving Masters as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Articles of Incorporation of the Company provide for every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith.  Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

The Bylaws of the Company provide for indemnification of its directors, officers and employees against all expenses and liabilities as a result of any suit, litigation or other proceedings for damages.  We have further been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by an affiliate or our company in connection with the securities being registered, we will submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13.  Financial Statements and Supplementary Data

The information required by this item is included in the financial statements in Item 15 and in Exhibit 99(a) to this Registration Statement on Form 10 which are incorporated herein by reference.

Item 14.  Changes in and Disagreements with Accountants

There have been no changes in or disagreements with The Engraving Masters’ accountants.

Item 15.  Financial Statements and Exhibits

Index to Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws
a. Articles of Incorporation of the Company filed September 11, 2006 (1)
d. By-Laws of the Company adopted September 14, 2006 (1)

10	Material Contracts
a. Procurement Agreement (1)

99	Financial Statements
a. Audited Financial Statements for the Year Ended December 31, 2007

(1) Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on August 3, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE ENGRAVING MASTERS, INC.
(Registrant)

Date:	April 14, 2008	By:	/s/ David Uddman
(Signature)
David Uddman, President
(Name and Title)

Index to Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws
a. Articles of Incorporation of the Company filed September 11, 2006 (1)
d. By-Laws of the Company adopted September 14, 2006 (1)

10	Material Contracts
a. Procurement Agreement (1)

99	Financial Statements
a. Audited Financial Statements for the Year Ended December 31, 2007

(1) Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on August 3, 2007.